                                    Exhibit 7

The latest report of condition of SunTrust Bank, dated as of December 31, 2001


SUNTRUST BANK                                                   FFIEC 031
----------------------------------                              RC-1
Legal Title of Bank
ATLANTA
----------------------------------                              ----------
City                                                                11
GA                      30302                                   ----------
----------------------------------
State                   Zip Code

FDIC Certificate Number - 00867

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                       ------------------
                                                 Dollar Amounts in Thousands                            RCFD Bil Mil Thou
 ------------------------------------------------------------------------------------------------------------------------
 ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
                                                                                                       -------------------
    a. Noninterest-bearing balances and currency and coin (1) ..................................        0081    5,099,096  1.a
                                                                                                       -------------------
    b. Interest-bearing balances (2) ...........................................................        0071      194,112  1.b
                                                                                                       -------------------
 2. Securities:
                                                                                                       -------------------
    a. Held-to-maturity securities (from Schedule RC-B, column A) ..............................        1754            0  2.a
                                                                                                       -------------------
    b. Available-for-sale securities (from Schedule RC-B, column D) ............................        1773   17,051,421  2.b
                                                                                                       -------------------
 3. Federal funds sold and securities purchased under agreements to resell .....................        1350    2,592,696  3
                                                                                                       -------------------
 4. Loans and lease financing receivables (from Schedule RC-C):
                                                                                                       -------------------
    a. Loans and leases held for sale ..........................................................        5369    4,319,594  4.a
                                                                                                       -------------------
    b. Loans and leases, net of unearned income ................................................        B528   69,195,654  4.b
                                                                                                       -------------------
    c. LESS: Allowance for loan and lease losses ...............................................        3123      848,741  4.c
                                                                                                       -------------------
    d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) .............        B529   68,346,913  4.d
                                                                                                       -------------------
 5. Trading assets (from Schedule RC-D) ........................................................        3545      679,638  5
                                                                                                       -------------------
 6. Premises and fixed assets (including capitalized leases) ...................................        2145    1,287,866  6
                                                                                                       -------------------
 7. Other real estate owned (from Schedule RC-M) ...............................................        2150       28,733  7
                                                                                                       -------------------
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ...        2130            0  8
                                                                                                       -------------------
 9. Customers' liability to this bank on acceptances outstanding ...............................        2155       46,697  9
                                                                                                       -------------------

                                                                                                       -------------------
10. Intangible assets:

    a. Goodwill ................................................................................        3163      231,651 10.a
                                                                                                       -------------------
    b. Other intangible assets (from Schedule RC-M) ............................................        0426      370,779 10.b
                                                                                                       -------------------
11. Other assets (from Schedule RC-F) ..........................................................        2160    2,128,110 11
                                                                                                       -------------------
12. Total assets (sum of items 1 through 11) ...................................................        2170  102,377,306 12
                                                                                                       -------------------

_____________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

SUNTRUST BANK                                                          FFIEC 031
----------------------------------------                                    RC-2
Legal Title of Bank
                                                                       ---------
FDIC Certificate Number - 00867                                           12
                                                                       ---------
Schedule RC--Continued

                                                                                                                  ------------
                                                                                Dollar Amounts in Thousands       Bil Mil Thou
-----------------------------------------------------------------------------------------------------------       ------------
LIABILITIES
13  Deposits
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,                           RCON
                                                                                                           ----
       part I) ....................................................................                        2200   65,469,223  13.a
                                                                                                           -----------------
       (1) Noninterest-bearing (1) ................................................   6631     9,859,433                      13.a.1
                                                                                      ------------------
       (2) Interest-bearing .......................................................   6636    55,609,790                      13.a.2
                                                                                      ------------------
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                                       RFCN
                                                                                                           ----
       (from Schedule RC-E, part II) ..............................................                        2200    2,525,854  13.b
                                                                                                           -----------------
       (1) Noninterest-bearing ....................................................   6631             0                      13.b.1
                                                                                      ------------------
       (2) Interest-bearing .......................................................   6636     2,525,854   RFCD               13.b.2
                                                                                      -------------------------
14. Federal funds purchased and securities sold under agreements to repurchase ....                        2800   11,129,901  14
                                                                                                           -----------------
15. Trading liabilities (from Schedule RC-D) ......................................                        3548            0  15
                                                                                                           -----------------
16. Other borrowed money (includes mortgage indebtedness and obligations
    under capitalized leases) (from Schedule RC-M) ................................                        3190    9,603,010  16
                                                                                                           -----------------
17. Not applicable
                                                                                                           -----------------
18. Bank's liability on acceptance executed and outstanding .......................                        2920       46,697  18
                                                                                                           -----------------
19. Subordinated notes and debentures(2) ..........................................                        3200    1,995,866  19
                                                                                                           -----------------
20. Other liabilities (from Schedule RC-G) ........................................                        2930    2,753,213  20
                                                                                                           -----------------
21. Total liabilities (sum of items 13 through 20) ................................                        2948   93,523,764  21
                                                                                                           -----------------
22. Minority interest in consolidated subsidiaries ................................                        3000      166,493  22
                                                                                                           -----------------
EQUITY CAPITAL
                                                                                                           -----------------
23. Perpetual preferred stock and related surplus ..................................                       3838            0  23
                                                                                                           -----------------
24. Common stock ..................................................................                        3230       21,600  24
                                                                                                           -----------------
25. Surplus (exclude all surplus related to preferred stock) ......................                        3839    2,516,538  25
                                                                                                           -----------------
26. a. Retained earnings ..........................................................                        3632    5,200,707  26.a
                                                                                                           -----------------
    b. Accumulated other comprehensive income (3) .................................                        B530      948,204  26.b
                                                                                                           -----------------
27. Other equity capital components (4) ...........................................                        A130            0  27
                                                                                                           -----------------
28. Total equity capital (sum of items 23 through 27) .............................                        3210    8,687,049  28
                                                                                                           -----------------
29. Total liabilities, minority interest, and equity capital (sum of items 21,
    22, and 28) ...................................................................                        3300  102,377,306  29
                                                                                                           -----------------

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best
    describes the most comprehensive level of auditing work performed for the bank                         RCFD     Number
    by independent external auditors as of any date during 2000. ..................                        6724           N/A M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not in the bank separately)
3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work

__________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustment.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.